INVESTMENT ADVISORY AGREEMENT

                   Between

             SMITH BREEDEN TRUST

                     and

        SMITH BREEDEN ASSOCIATES, INC.




INVESTMENT ADVISORY AGREEMENT dated October 1, 1997 between SMITH BREEDEN TRUST, a Massachusetts trust
("the Trust"), on behalf of its Smith Breeden Financial
Services Fund series (the "Portfolio"), and SMITH
BREEDEN ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Kansas
(hereinafter called the "Manager").


                  WITNESSETH:


Whereas, the Portfolio is engaged in business as an open-end management investment company and has registered as such under the federal Investment
	Company Act of 1940, as amended (the "Act");

WHEREAS, the Manager is engaged principally in the business of rendering investment management and administrative services and is registered as an investment adviser under the federal investment
	Advisers Act of 1940, as amended: and

WHEREAS, the Portfolio wishes to engage the Manager to provide certain investment management and administrative services, and the Manager is willing to provide such services, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:


1.	Duties and Responsibilities of Manager.

	A.	Investment Advisory Services.  The
		Manager shall act as investment adviser
		to and shall supervise and direct the
		investments of the Portfolio in
		accordance with the Portfolio's
		investment objectives, program and
		restrictions as provided in the
		Portfolio's then current Registration
		Statement under the Act, and such other
		directions or limitations as the
		Portfolio may impose by notice in
		writing to the Manager.  The Manager
		shall obtain and evaluate such
		information relating to the economy,
		industries, businesses, securities
		markets and securities as it may deem
		necessary or useful in the discharge of
		its obligations hereunder and shall
		formulate and implement a continuing
		program for the management of the
		assets and resources of the Portfolio
		in a manner consistent with its
		investment objective.  The Manager
		shall for all purposes be deemed to be
		an independent contractor and shall,
		except as expressly provided or
		authorized (whether herein or
		otherwise), have no authority to act
		for or represent the Portfolio in any
		way or otherwise be deemed an agent of
		the Portfolio.

		In furtherance of its duties hereunder,
		the Manager is authorized, in its
		discretion and without prior
		consultation with the Portfolio, to:

		(i)	buy, sell, exchange, convert,
			lend, and otherwise trade in
			any stocks, bonds, and other
			securities; financial, stock,
			and stock index futures and
			options; swap contracts or
			other assets; and

		(ii)	directly place orders and
			negotiate the commissions (if
			any) for the execution of
			transactions in securities,
			financial futures, swap
			contracts or other assets with
			or through such brokers,
			dealers, underwriters or
			issuers as the Manager may
			select.

	B.	Administrative Services.  Subject to
		the overall authority of the Board of
		Trustees of the Portfolio, the Manager
		shall provide general administrative
		services and oversee the operation of
		the Portfolio ("Administrative
		Services").  Such Administrative
		Services shall not include investment
		advisory, custodial, underwriting and
		distribution, transfer agency,
		shareholder or accounting services, or
		the preparation and filing of the
		Portfolio's tax returns, but shall
		include, without limitation:

		(i)	the provision of office space
			and equipment necessary in
			connection with the maintenance
			of the headquarters of the
			Portfolio;

		(ii)	the maintenance of the books
			and records of the Portfolio,
			and making arrangements for the
			meetings of the Trustees of the
			Portfolio including the
			preparation of agendas and
			supporting materials therefor;

		(iii) 	the preparation of
			communications and reports to
			investors in the Portfolio and
			making arrangements for
			meetings of such investors;

		(iv)	the preparation and filing of
			all required reports and all
			updating and other amendments
			to the Portfolio's registration
			statement under the Act and the
			rules and regulations
			thereunder;

		(v)	the periodic computation and,
			as necessary, reporting to the
			Trustees of the Portfolio of
			the Portfolio's compliance with
			its investment objective and
			policies with the Portfolio
			diversification and other
			Portfolio requirements of the
			Act and, to the extent
			required, the Internal Revenue
			Code; and

		(vi)	the negotiation of agreements
			or other arrangements with,
			and general oversight and
			coordination of the activities
			of, agents and others retained
			by the Portfolio to provide
			custodial, net asset value
			computation, Portfolio
			accounting, legal, tax and
			accounting services.

		It is understood that the Manager may,
		in its discretion and at its expense,
		delegate some or all of its
		administrative duties and
		responsibilities under this paragraph
		1.B to any person provided that the
		Manager gives prior notice to the
		Portfolio.

	C.	Reports to Portfolio.  The Manager shall
		furnish to or place at the disposal of
		the Portfolio such information, reports, evaluations, analyses and opinions relating to the Manager and its investment management of the
		Portfolio's portfolio securities as the
		Portfolio may, at any time or from time
		to time, reasonably request or as the
		Manager may deem helpful.

	D.	Reports and Other Communications to
		Investors.  The Manager shall assist
		the Portfolio in providing
		communications to investors as may
		reasonably be necessary.

	E.	Portfolio Personnel.  The Manager will
		permit individuals who are officers or
		employees of the Manager to serve (if
		duly elected or appointed) as officers,
		trustees, members of any committee of
		trustees, members of any advisory
		board, or members of any other
		committee of the Portfolio, without
		remuneration or other cost to the
		Portfolio.

	F.	Personnel, Office Space, and Facilities
		of Manager.  The Manager at its own
		expense shall furnish or provide and
		pay the cost of such office space,
		office equipment, office personnel, and
		office services as the Manager requires
		in the performance of its investment
		advisory, administrative and other
		obligations under this Agreement.

2.	Allocation of Expenses.

	A.	Expenses Paid by Manager.

		(i)	Expenses Paid by Manager.
			The Manager shall pay all
			salaries, expenses, and fees of
			the officers and trustees of
			the Portfolio who are employees
			of the Manager. The Manager is
			not obligated to bear any other
			expenses incidental to the
			operations and business of the
			Portfolio.

		(ii)	Assumption of Expenses by
			Manager.  The payment or
			assumption by the Manager of
			any expense of the Portfolio
			that the Manager is not
			required by this Agreement to
			pay or assume shall not
			obligate the Manager to pay or
			assume the same or any similar
			expense on any subsequent
			occasion.


	B.	Expenses Paid by Portfolio.  The
		Portfolio shall bear all expenses of
		its organization, operations, and
		business not specifically assumed or
		agreed to be paid by the Manager as
		provided in this Agreement.  In
		particular, but without limiting the
		generality of the foregoing, the
		Portfolio shall pay:

		(i) 	Management Fees.  The fees of
			the Manager as provided
			in paragraph 3 below;

		(ii)	Custody and Accounting Services.
			All expenses of the transfer,
			receipt, safekeeping, servicing
			and accounting for the cash,
			securities, and other property
			of the Portfolio, including all
			charges of depositories,
			custodians, and other agents,
			if any;

		(iii)	Investor Servicing.  All
			expenses of establishing,
			maintaining and servicing
			investor accounts, including
			all charges of agents for
			account transfers, account
			record keeping, and account
			distribution or disbursement;

		(iv)  	Distribution and Service Fees.
			The fees, if any, payable
			pursuant to any plan heretofore
			or hereafter adopted by the
			Portfolio pursuant to Rule
			12b-1 under the Act.

		(v)	Investor Meetings.  All
			expenses incidental to holding
			meetings of the Portfolio's
			investors;

		(vi)	Pricing.  All expenses of
			computing the Portfolio's net
			asset value, including the cost
			of any equipment or services
			used for obtaining price
			quotations and the fees of any
			independent pricing service
			authorized by the Trustees of
			the Portfolio;

		(vii)	Communication Equipment.  All
			charges for equipment or
			services used for communication
			between the Manager or the
			Portfolio and the custodian,
			transfer agent or any other
			agent selected by the
			Portfolio;

		(viii)  Legal, Accounting, and Tax
			Preparation Fees and Expenses.
			All charges for services and
			expenses of the Portfolio's
			legal counsel and independent
			auditors;

		(ix)	Trustees' Fees and Expenses.
			All compensation of Trustees of
			the Portfolio, other than those
			who are interested persons of
			the Portfolio, and all expenses
			(including fees and
			disbursements of their legal
			counsel) incurred in connection
			with their service;

		(x)	Federal Registration Fees.  All
			fees and expenses of registering
			and maintaining the registration
			of the Portfolio under the Act,
			including all fees and expenses
			incurred in connection with the
			preparation and filing of any
			registration statement under the
			Act, and any amendments or
			supplements that may be made
			from time to time;

		(xi)	Bonding and Insurance.  All
			expenses of bond, liability,
			and other insurance coverage
			required by law or deemed
			advisable by the Trustees of the
			Portfolio;

		(xii)	Brokerage Commissions.  All
			brokers' commissions and other
			charges incident to the
			purchase, sale, or lending of
			the Portfolio's portfolio
			securities.

		(xiii)  Interest and Taxes.  Interest on
			borrowed money and all taxes or
			governmental fees payable by or
			with respect to the Portfolio to
			federal, state, or other
			governmental agencies, domestic
			or foreign, including stamp or
			other transfer taxes;

		(xiv)	Trade Association Fees.  All
			fees, dues, and other expenses
			incurred in connection with the
			membership of the Portfolio in
			the Investment Company
			Institute or any other trade
			association or other investment
			organization; and

		(xv)	Nonrecurring and Extraordinary
			Expenses.  Such nonrecurring
			expenses as may arise, including
			the costs of actions, suits, or
			proceedings to which the
			Portfolio is a party and the
			expenses that the Portfolio may
			incur as a result of its legal
			obligation to provide
			indemnification to its officers,
			trustees, employees and agents.

3.	Management Fees.  The Portfolio shall pay the
	Manager a fee at an annual rate computed as follows based on the value of the net assets of the Portfolio.

	A.	Method of Computation.  The fee shall
		be accrued for each calendar day and
		the sum of the daily fee accruals shall
		be paid monthly to the Manager on the
		first business day of the next
		succeeding calendar month.  The daily
		fee accruals will be computed by
		multiplying the fraction of one over
		the number of calendar days in the year
		by 1.50%, and multiplying the resulting
		product by the net assets of the
		Portfolio as determined in accordance
		with the Portfolio's Registration
		Statement under the Act as of the close
		of business on the previous business day on which the Portfolio was open for business.

	B.	Proration of Fee.  If this Agreement
		becomes effective or terminates before
		the end of any calendar month, the fee
		for the period from the effective date
		to the end of such calendar month or
		from the beginning of such calendar
		month to the date of termination, as
		the case may be, shall be prorated
		according to the proportion which such
		period bears to the full month in which
		such effectiveness or termination
		occurs.

4.	Limitation of Portfolio's Normal Business
	Expenses. In the event that expenses of the Portfolio for any fiscal year (not including any distribution expenses paid by the Portfolio pursuant to any distribution plan) should exceed the expense limitation on investment company expenses enforced by any statute or regulatory authority of any jurisdiction in which shares of the Trust are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Portfolio exceed any expense limitation which the Manager may, by written notice to the Trust, voluntarily declare to be effective with respect to the Portfolio, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the Portfolio's expenses to the extent required by such expense limitation.

5.	Brokerage.  In the selection of brokers or
	dealers and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Manager shall seek to obtain the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Portfolio the most favorable price and execution available, the Manager, bearing in mind the Portfolio 's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Trust to pay, on behalf of the Portfolio, a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Portfolio and to other clients of the Manager as to which the Manager exercises investment discretion.
	The Trust hereby agrees with the Manager that any entity or person associated with the Manager which is a member of a nationalsecurities exchange is authorized to effect any transaction on such exchange for the account of the Portfolio which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule
	11a-2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule
	11a2-2(T)(2)(iv).

6.	Manager's Use of the Services of Others.  The
	Manager may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Manager or the Portfolio with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advise or assistance as the Manager may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Portfolio or in the discharge of the Manager's overall responsibility with respect to other accounts which it serves as investment adviser or manager.


7.	Ownership of Records.  All records required to
	be maintained and preserved by the Portfolio pursuant to the rules or regulations of the Securities and Exchange Commission under
	Section 31(a) of the Act and maintained and preserved by the manager on behalf of the Portfolio are the property of the Portfolio and will be surrendered by the Manager promptly on request by the Portfolio. The Manager may retain, for itself, copies of all such records.

8.	Reports to Manager.  The Portfolio shall furnish
	or otherwise make available to the Manager such prospectuses, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Portfolio as the Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

9.	Other Agreements, Etc.  It is understood that
	any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Trust. It is also understood that the Manager and persons controlled by or under common control with the Manager have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

10.	Limitation of Liability of Manager.  Neither the
	Manager nor any of its officers, directors, stockholders (or partners of stockholders), agents or employees, nor any person performing executive, administrative, trading, or other functions for the Portfolio (at the direction or request of the manager) or the Manager in connection with the Manager's discharge of its obligation undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or his duties on behalf of the Portfolio or from reckless disregard by the Manager or any such person of the duties of the Manager under this Agreement.

11.	Limitation of Liability of Portfolio.  The term
	"Smith Breeden Trust" means and refers to the trustees from time to time serving under the Declaration of Trust of the Trust dated
	December 18, 1991, as the same may subsequently thereto have been, or subsequently hereto be, amended (the "Declaration of Trust"). It is expressly agreed that the obligations of the Portfolio hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Portfolio personally, but shall bind only the trust property of the Portfolio, as provided in the Declaration of Trust of the Portfolio. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Portfolio and this Agreement has been signed by an authorized officer of the Portfolio, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Portfolio as provided in its Declaration of Trust.

12.	Use of Name.  The Manager owns the name "Smith
	Breeden," which may be used by the Trust only with the consent of the Manager. The Manager consents to the use by the Trust of the name
	"Smith Breeden Funds" or any other name
	embodying the name "Smith Breeden," but only on the condition and so long as (i) this Agreement shall remain in full force, (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it, and (iii) Smith Breeden Associates, Inc. is the
	Manager of the Trust. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as in this section provided. The foregoing authorization by the Manager to the Trust to use the name "Smith Breeden" as a part of a business or name is not exclusive of the right of the Manager itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to use, or authorize others to use, said name, and the Trust agrees to take such action as may reasonably be requested by the Manager to give full effect to the provisions of this section
	(including, without limitation, consenting to such use of said name). Without limiting the generality of the foregoing, the Trust agrees that, upon (i) any termination of this Agreement by either party, (ii) the violation of any of its provisions by the Trust or (iii) termination of this Investment Advisory Agreement between Smith Breeden Associates, Inc. and the Trust, the Trust will, at the request of the Manager made within six months after such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the name "Smith Breeden" and will not thereafter transact any business in a name containing the name "Smith Breeden" in any form or combination whatsoever, or designate itself as the same entity as or successor an entity of such name, or otherwise use the name "Smith Breeden" or any other reference to the Manager. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, stockholders, creditors and all other persons claiming under or through it.

13.	Term of Agreement.  The term of this Agreement
	shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until July 31, 1999. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board of Trustees of the Portfolio, or by vote of a majority of the outstanding voting securities of the Portfolio, and (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Portfolio who are not interested persons of the Trust or the Manager; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Portfolio for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Manager may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder. The Manager shall furnish to the Portfolio, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.


14.	Amendment and Assignment of Agreement.  This
	Agreement may not be amended in any material respect or assigned without the affirmative vote of a majority of the outstanding voting securities of the Portfolio, and this Agreement shall automatically and immediately terminate in the event of its assignment.

15.	Termination of Agreement.  This Agreement may
	be terminated by either party hereto, without the payment of any penalty, upon 60 days' prior notice in writing to the other party; provided, that in the case of termination by the Portfolio, such action shall have been authorized by resolution of a majority of the Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Portfolio.

16.	Miscellaneous.

	A.	Captions.  The captions in this
		Agreement are included for convenience
		of reference only and in no way define
		or delineate any of the provisions
		hereof or otherwise affect their
		construction or effect.

	B.	Interpretation.  Nothing herein
		contained shall be deemed to require the Portfolio to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Portfolio of its responsibility for and control of the conduct of the affairs of the Portfolio. This Agreement shall be construed and enforced in accordance with and governed by the laws of The
		Commonwealth of Massachusetts.

	C.	Definitions.  For the purposes of this
		Agreement, the "affirmative vote of a
		majority of the outstanding shares" of
		the Portfolio means the affirmative
		vote, at a duly called and held meeting
		of shareholders, (a) of the holders of
		67% or more of the shares of the
		Portfolio present (in person or by
		proxy) and entitled to vote as such
		meeting, if the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Portfolio entitled to vote at such meeting, whichever is less.

		For the purposes of this Agreement, the
		terms "affiliated person," "interested
		person" and "assignment" shall have
		their respective meanings defined in the Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the Investment Company
		Act of 1940 and the rules and
		regulations thereunder; and the term
		"brokerage and research services" shall
		have the meaning given in the Securities
		Exchange Act of 1934 and the rules and
		regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the date and year first above written.


SMITH BREEDEN TRUST
(on behalf of Smith Breeden Financial Services Fund)




Attest: ______________	By:_________________________




SMITH BREEDEN ASSOCIATES, INC.




Attest:  _____________  By:_________________________